EXHIBIT 10.9

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         FIRST AMENDMENT, made and entered into as of the 31st day of December, 1996, to the Employment Agreement (the "Agreement") made and entered into on May 24, 1995, by and between ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), and PAUL GOLDBERG (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Employee mutually desire and each of them is willing, in accordance with the terms and conditions specifically restated, added, deleted or otherwise set forth below, to amend the Agreement; it being understood by the Company and the Employee that all terms and conditions of the Agreement not otherwise specifically modified by this First Amendment thereto shall remain effective and continue operating in full force throughout the entire term of the Agreement.

         NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, the parties hereto mutually agree as follows:

         1. BASE SALARY. Section 3(a) of the Agreement is hereby amended to provide that for calendar year 1997 and each calendar year thereafter during the term of the Employee's employment pursuant to the Agreement the Employee's base salary, as calculated

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and determined under such Section 3(a), shall be reduced by $25,000 per annum.

         2. $1 MILLION POLICY AND SECOND TO DIE POLICY. Sections 3(d)(ii) and 3(d)(iii) of the Agreement requiring, among other things, that the Company pay all premiums due on the $1 Million Policy and the Second To Die Policy (as such terms are defined in such Sections 3(d)(ii) and 3(d)(iii), respectively) are hereby deleted in their entirety from the Agreement and, accordingly, neither party shall have any further obligations under the Agreement with respect thereto.

         3. RETIREMENT ELECTION. Section 3(f) of the Agreement is hereby amended to provide that the Employee may elect, in his sole and unquestionable discretion, to retire at any time on or after December 31, 1996, in lieu and replacement of the date of January 1, 1999, currently set forth in such Section.

         4. EFFECT. Except as otherwise specifically modified by this First Amendment, all terms, conditions and provisions of the Agreement shall remain effective and continue operating in full force and without change.

         IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused this First Amendment to be executed by its

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duly authorized officer effective as of the day and year first above written.

                                           ALL AMERICAN SEMICONDUCTOR, INC.



                                           By: /s/ BRUCE M. GOLDBERG
                                               ---------------------
                                               Bruce M. Goldberg,
                                               President



                                           EMPLOYEE:



                                               /s/ PAUL GOLDBERG
                                               --------------------
                                               PAUL GOLDBERG



         The undersigned, Lola Goldberg, as a third party beneficiary of certain of the provisions of the Agreement being modified by this First Amendment, hereby consents to and approves the amendments to the Agreement set forth in this First Amendment.



                                               /s/ LOLA GOLDBERG
                                               ---------------------
                                               LOLA GOLDBERG


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